Exhibit 10.2
FIRST AMENDMENT TO CREDIT AGREEMENT
     This First Amendment to Credit Agreement is dated this 25th day of October, 2005, by and among Big Lots Stores, Inc., an Ohio corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement (as hereinafter defined)), the Banks (as defined in the Credit Agreement), PNC Bank, National Association, in its capacity as syndication agent for the Banks (the “Syndication Agent”), National City Bank, in its capacity as administrative agent for the Banks (the “Agent”), and Wachovia Bank, N.A., in its capacity as documentation agent for the Banks (the “Documentation Agent”) (“First Amendment”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Guarantors, the Banks, the Syndication Agent, the Agent and the Documentation Agent entered into that certain Credit Agreement, dated October 29, 2004 (as amended, the “Credit Agreement”); and
     WHEREAS, the Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement and the Banks, the Syndication Agent, the Agent and the Documentation Agent shall permit such amendments pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
     2. Section 1.1 of the Credit Agreement is hereby amended by deleting the following definition in its entirety and replacing it with the following:
     Consolidated EBITDAR shall mean, for any period of determination, without duplication (i) the sum of consolidated net income, depreciation, amortization, other non-cash charges to net income, interest expense, income tax expense, Consolidated Rental Expense, up to Sixty Million and 00/100 Dollars ($60,000,000.00) for net charges related to KB Toys (incurred after the Closing Date) and Sixty Million and 00/100 Dollars ($60,000,000.00) for retail store closing related net charges for such period, minus (ii) non-cash credit to net income, in each case determined and consolidated for the Parent and its Subsidiaries in accordance with GAAP; provided, however, the exclusion of net charges to operations related to KB Toys shall not exceed Sixty Million and 00/100 Dollars ($60,000,000.00) in the aggregate between the Closing Date and the Expiration Date.
     3. Exhibit 7.2.5 to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 7.2.5 attached hereto.

     4. Exhibit 7.3.3 to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 7.3.3 attached hereto.
     5. The provisions of Section 2 through 4 of this First Amendment shall not become effective until the Syndication Agent has received the following items, each in form and substance acceptable to the Syndication Agent and its counsel:
          (a) this First Amendment, duly executed by each of the Loan Parties and the Required Banks;
          (b) the documents listed in the Closing Agenda set forth on Exhibit A attached hereto and made a part hereof; and
          (c) the fees payable by the Borrower to the Syndication Agent and the Banks as more fully set forth in that certain fee letter, dated October 11, 2005, by and among the Syndication Agent, PNC Capital Markets, Inc. and the Borrower.
     6. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.
     7. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.
     8. Each Loan Party hereby represents and warrants to the Banks and the Agent that (i) such Loan Party has the legal power and authority to execute and deliver this First Amendment, (ii) the officers of such Loan Party executing this First Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and all documents executed or to be executed herewith, do not violate or conflict with the organizational agreements of such Loan Party or any material Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this First Amendment and the documents executed or to be executed by such Loan Party in connection herewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.
     9. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement and (iii) it presently has no known claims or actions of any kind at Law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Documents.
     10. The Borrower represents and warrants that its Debt Rating from Standard & Poor’s has not been withdrawn at any time from the Closing Date through and including the date of this First Amendment.
     11. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
     12. The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.
     13. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
     14. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of Ohio without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Franklin County, Ohio and the United States District Court for the Southern District of Ohio with respect to any suit arising out of or mentioning this First Amendment.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWER: WITNESS:	BIG LOTS STORES, INC.

/s/ Charles W. Haubiel II	By:	/s/ Joe R. Cooper
	Name:	Joe R. Cooper
	Title:	Senior Vice President and Chief
Financial Officer

GUARANTORS:	BIG LOTS, INC.
CAPITAL RETAIL SYSTEMS, INC.
C.S. ROSS COMPANY
CSC DISTRIBUTION, INC.
MAC FRUGAL’S BARGAINS·CLOSE-OUTS, INC.
PNS STORES, INC.
WEST COAST LIQUIDATORS, INC.
CLOSEOUT DISTRIBUTION, INC.
MIDWESTERN HOME PRODUCTS, INC.
INDUSTRIAL PRODUCTS OF NEW ENGLAND, INC.
TOOL AND SUPPLY COMPANY OF NEW ENGLAND, INC.
DURANT DC, LLC
SONORAN LLC
SAHARA LLC
BLSI PROPERTY, LLC
GREAT BASIN LLC

WITNESS:

/s/ Charles W. Haubiel II	By:	/s/ Joe R. Cooper
	Name:	Joe R. Cooper
	Title:	Senior Vice President and Chief
Financial Officer

WITNESS:	CONSOLIDATED PROPERTY HOLDINGS, INC.

/s/ Charles W. Haubiel II	By:	/s/ Joe R. Cooper

	Name:	Joe R. Cooper
	Title:	Senior Vice President and Chief
Financial Officer

PNC BANK, NATIONAL ASSOCIATION,
as a Bank and as Syndication Agent

By:	/s/ Richard L. Munsick
Name: Richard L. Munsick
Title: Senior Vice President

NATIONAL CITY BANK, as a Bank and as Administrative Agent

By:	/s/ Ralph A. Kaparos
Name: Ralph A. Kaparos
Title: Senior Vice President

WACHOVIA BANK, N.A., as a Bank and as Documentation Agent

By:	/s/ Thomas M. Harper
Name: Thomas M. Harper
Title: Senior Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Steven Buehler
Name: Steven Buehler
Title: Vice President

By:	/s/ Peter Martinets
Name: Peter Martinets
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Peter A. Foley
Name: Peter A. Foley
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Jennifer L. Thurston
Name: Jennifer L. Thurston
Title: AVP

FIFTH THIRD BANK (CENTRAL OHIO)

By:	/s/ Christopher D. Jones
Name: Christopher D. Jones
Title: Vice President

SUNTRUST BANK

By:	/s/ Molly J. Drennan
Name: Molly J. Drennan
Title: Director

HSBC BANK USA, National Association

By:	/s/ Douglas D. Smith
Name: Douglas D. Smith
Title: Vice President

THE BANK OF NEW YORK

By:	/s/ Randolph E.J. Medrano
Name: Randolph E.J. Medrano
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ David Bacon
Name: David Bacon
Title: VP

BANK OF TOKYO-MITSUBISHI, LTD.

By:	/s/ Tsuguyuki Umene
Name: Tsuguyuki Umene
Title: Deputy General Manager

THE HUNTINGTON NATIONAL BANK

By:	/s/ John M. Luehmann
Name: John M. Luehmann
Title: Vice President

GUARANTY BANK

By:	/s/ Robert S. Hays
Name: Robert S. Hays
Title: Senior Vice President

HIBERNIA BANK

By:	/s/ Julie Nosser
Name: Julie Nosser
Title: Assistant Vice President